UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2010, at the 2010 annual meeting of shareholders of Tower Bancorp, Inc. (the “Company”), the Company’s shareholders approved the Tower Bancorp, Inc. 2010 Stock Incentive Plan (the “Plan”), which previously had been approved by the Company’s Board of Directors subject to shareholder approval. The Plan permits grants of stock options, stock appreciation rights, restricted stock, deferred stock and performance awards (collectively, “Awards”) to designated individuals. The Company’s Board of Directors has appointed the Employee Development Committee as the administrator of the Plan, with authority to determine the type of Award, as well as the amount, form of payment, and other terms and conditions of each Award under the Plan, subject to the limitations and other provisions of the Plan.

The purpose of the Plan is to provide designated officers and employees of the Company and its subsidiaries, and non-employee members of the Board of Directors of the Company and its subsidiaries, with additional incentive to further the success of the Company. The Board of Directors believes that the Plan will cause the designated participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

Four hundred thousand (400,000) shares of Company common stock may be issued pursuant to Awards granted under the Plan. The maximum aggregate number of shares of common stock that may be subject to Awards made under the Plan to any one individual during any calendar year is 25,000. The number of shares available for Awards and the terms of outstanding Awards are subject to adjustment as provided in the Plan for stock splits, stock dividends, recapitalizations and other similar events.

The Plan will terminate on May 24, 2020 unless terminated earlier by the Board of Directors or unless extended by the Board of Directors with the approval of the shareholders. The Board of Directors may from time to time amend, terminate or suspend the Plan or any of its provisions, subject, in certain circumstances, to shareholder approval.

Notwithstanding any other provisions of the Plan, all outstanding Awards under the Plan shall become immediately exercisable upon the occurrence of a change in control of the Company, as defined in the Plan.

A more detailed summary of the material terms of the Plan appears on pages 49 to 53 of the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on April 23, 2010. That summary is incorporated by reference herein. That summary and the description of the Plan above are qualified in their entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2010 annual meeting of the shareholders of Tower Bancorp, Inc. was held on May 25, 2010. Notice of the meeting was mailed to shareholders of record on or about April 23, 2010 together with proxy solicitation materials prepared in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

The annual meeting was held (a) to elect six Class B Directors to serve for a 3-year term and until their successors are elected and qualified, (b) to consider the approval of the 2010 Tower Bancorp, Inc. Stock Incentive Plan, and (c) to ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ended December 31, 2010.

Election of Directors

There was no solicitation in opposition to the nominees of the Board of Directors for election to the Board of Directors and all such nominees were elected. The number of votes cast for or withheld, as well as the number of abstentions and broker nonvotes, for each of the nominees for election to the Board of Directors as Class B Directors, was as follows:

Nominee	For	Withheld	Abstentions	Broker Nonvotes
John M. DiSanto	4,495,926	79,601	0	1,550,388
Frederic M. Frederick	4,503,054	72,473	0	1,550,388
Kenneth R. Lehman	4,500,825	74,702	0	1,550,388
Terry L. Randall	4,493,512	82,015	0	1,550,388
Hasu P. Shah	4,499,905	75,622	0	1,550,388
Jeffrey B. Shank	4,507,481	68,047	0	1,550,388

Approval of 2010 Tower Bancorp, Inc. Stock Incentive Plan

The proposal to approve the 2010 Tower Bancorp, Inc. Stock Incentive Plan was approved by the required vote – a majority of the votes cast on the matter. The number of votes cast for and against, as well as the number of abstentions and broker nonvotes on this proposal, was as follows:

For	Against	Abstentions	Broker Nonvotes
3,775,941	757,198	42,387	1,550,388

Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ended December 31, 2010 was approved by the required vote – a majority of the votes cast on the matter. The number of votes cast for and against, as well as the number of abstentions and broker nonvotes on this proposal, was as follows:

For	Against	Abstentions	Broker Nonvotes
6,080,451	27,948	17,516	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Tower Bancorp, Inc. 2010 Stock Incentive Plan (Incorporated by reference to Appendix A of Registrant’s definitive proxy statement filed on April 23, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date: May 25, 2010	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Tower Bancorp, Inc. 2010 Stock Incentive Plan (Incorporated by reference to Appendix A of Registrant’s definitive proxy statement filed on April 23, 2010)